UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2024

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.    REGULATION FD DISCLOSURE.

On May 29, 2024, Alliance Resource Partners, L.P. (the “Partnership”) announced that Alliance Resource Operating Partners, L.P. (the “Intermediate Partnership”), a subsidiary of the Partnership, and the Intermediate Partnership’s wholly owned subsidiary, Alliance Resource Finance Corporation, priced their private placement to eligible purchasers of $400.0 million in aggregate principal amount of 8.625% senior unsecured notes due 2029 (the “Notes”). The Notes priced at par and the settlement of the private placement is expected to occur on June 12, 2024, subject to customary closing conditions.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 29, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: May 29, 2024

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